Exhibit 99.1

Aptiv Reports Record First Quarter 2018 Financial Results
And Raises Full Year Outlook

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported first quarter 2018 U.S. GAAP earnings from continuing operations of $1.15 per diluted share. Excluding special items, first quarter earnings from continuing operations totaled $1.29 per diluted share.

First Quarter Highlights Include:

•	Revenue of $3.6 billion, up 8% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $307 million, diluted earnings per share from continuing operations of $1.15

◦	Excluding special items, earnings from continuing operations of $1.29 per diluted share, up 19%

•	U.S. GAAP operating income margin of 10.3%

◦	Adjusted Operating Income margin of 11.8%, up 60 basis points; Adjusted Operating Income of $427 million, up 21%

•	Generated $186 million of cash from continuing operations

•	Returned $208 million to shareholders through share repurchases and dividends

"We are off to an outstanding start in 2018, with revenue and earnings above first quarter expectations," said Kevin Clark, president and chief executive officer. "Our Aptiv team delivered record financial performance, with 8% organic growth resulting from strong gains across the portfolio led by double-digit growth in our fastest-growing product lines, including active safety, infotainment and vehicle electrification. We are also announcing the acquisition of KUM, a leading provider of specialized connectors and cable management solutions for a range of harsh environment automotive applications; and the company returned $208 million of cash to shareholders through dividends and share repurchases. Our great start to the year positions us for outperformance in 2018, as reflected in our raised outlook for the year, and reinforces our strategy to deliver value to shareholders through innovation, profitable growth, strong cash flow generation and disciplined capital deployment."

First Quarter 2018 Results
The Company reported first quarter 2018 revenue of $3.6 billion, an increase of 15% from the prior year period. Adjusted for currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 8% in the first quarter. This reflects growth of 9% in Asia, 8% in Europe, 6% in North America and 19% in South America.
The Company reported first quarter 2018 U.S. GAAP net income from continuing operations of $307 million and earnings from continuing operations of $1.15 per diluted share, compared to $220 million and $0.82 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $343 million, or $1.29 per diluted share, an increase of 19% on a per share basis compared to $291 million, or $1.08 per diluted share in the prior year period.
First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $427 million, compared to $352 million in the prior year period, resulting from the continued above-market growth of our businesses across all regions. First quarter Adjusted Operating Income margin was 11.8%, compared to 11.2% in the prior year period, reflecting sales growth, the beneficial impacts of cost reduction initiatives and the absence of certain warranty charges recorded in the prior year period, partially offset by continued incremental investments for growth. Depreciation and amortization expense totaled $155 million, an increase from $126 million in the prior year period.
Interest expense for the first quarter totaled $34 million, as compared to $33 million in the prior year period.
Tax expense in the first quarter of 2018 was $59 million, resulting in an effective tax rate of approximately 16%, compared to $19 million, or an effective rate of 8%, in the prior year period. The increase in the effective tax rate reflects the geographic mix of pretax earnings and the impact of favorable discrete items recorded in the prior period.
The Company generated net cash flow from continuing operating activities of $186 million in the first quarter. As of March 31, 2018, the Company had cash and cash equivalents of $1.3 billion and total available liquidity of $3.7 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the first quarter of 2018, the Company repurchased 1.68 million shares for approximately $149 million under its existing authorized share repurchase program, leaving approximately $840 million available for future share repurchases. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q2 and Full Year 2018 Outlook
The Company's second quarter and full year 2018 financial guidance is as follows:

(in millions, except per share amounts)	Q2 2018	Full Year 2018
Net sales	$3,500 - $3,600	$13,950 - $14,350
Adjusted operating income	$450 - $470	$1,750 - $1,830
Adjusted operating income margin	12.9% - 13.1%	12.6% - 12.8%
Adjusted net income per share	$1.33 - $1.38	$5.20 - $5.40
Cash flow from operations		$1,550
Capital expenditures		$750
Adjusted effective tax rate	15% - 16%	15% - 16%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at ir.aptiv.com. The conference ID number is 9238578. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv PLC (NYSE: APTV) is a global technology company that develops safer, greener and more connected solutions, which enable the future of mobility. Headquartered in Dublin, Aptiv has 147,000 employees and operates 14 technical centers, as well as manufacturing sites and customer support centers in 45 countries. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in millions, except per share amounts)
Net sales	$3,630	$3,143
Operating expenses:
Cost of sales	2,947	2,544
Selling, general and administrative	259	225
Amortization	30	29
Restructuring	20	52
Total operating expenses	3,256	2,850
Operating income	374	293
Interest expense	(34)	(33)
Other income (expense), net	30	(23)
Income from continuing operations before income taxes and equity income	370	237
Income tax expense	(59)	(19)
Income from continuing operations before equity income	311	218
Equity income, net of tax	5	11
Income from continuing operations	316	229
Income from discontinued operations, net of tax	—	123
Net income	316	352
Net income attributable to noncontrolling interest	9	17
Net income attributable to Aptiv	$307	$335

Amounts attributable to Aptiv:
Income from continuing operations	$307	$220
Income from discontinued operations	—	115
Net income	$307	$335

Diluted net income per share:
Continuing operations	$1.15	$0.82
Discontinued operations	—	0.42
Diluted net income per share attributable to Aptiv	$1.15	$1.24
Weighted average number of diluted shares outstanding	266.44	269.54

Cash dividends declared per share	$—	$0.29

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,345	$1,596
Restricted cash	1	1
Accounts receivable, net	2,646	2,440
Inventories	1,202	1,083
Other current assets	732	521
Total current assets	5,926	5,641
Long-term assets:
Property, net	2,890	2,804
Investments in affiliates	101	91
Intangible assets, net	1,204	1,219
Goodwill	1,980	1,944
Other long-term assets	459	470
Total long-term assets	6,634	6,528
Total assets	$12,560	$12,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$60	$17
Accounts payable	2,282	2,227
Accrued liabilities	1,366	1,296
Total current liabilities	3,708	3,540
Long-term liabilities:
Long-term debt	4,163	4,132
Pension benefit obligations	460	454
Other long-term liabilities	531	526
Total long-term liabilities	5,154	5,112
Total liabilities	8,862	8,652
Commitments and contingencies
Total Aptiv shareholders’ equity	3,467	3,299
Noncontrolling interest	231	218
Total shareholders’ equity	3,698	3,517
Total liabilities and shareholders’ equity	$12,560	$12,169

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in millions)
Cash flows from operating activities:
Net income	$316	$352
Income from discontinued operations, net of tax	—	123
Income from continuing operations	316	229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155	126
Restructuring expense, net of cash paid	(16)	18
Deferred income taxes	(7)	5
Income from equity method investments, net of dividends received	(5)	(10)
Other, net	26	24
Changes in operating assets and liabilities:
Accounts receivable, net	(206)	(96)
Inventories	(119)	(110)
Accounts payable	140	55
Other, net	(87)	25
Pension contributions	(11)	(8)
Net cash provided by operating activities from continuing operations	186	258
Net cash (used in) provided by operating activities from discontinued operations	(31)	32
Net cash provided by operating activities	155	290
Cash flows from investing activities:
Capital expenditures	(243)	(164)
Proceeds from sale of property / investments	3	—
Cost of business acquisitions, net of cash acquired	—	(40)
Deposit for acquisition of KUM	(5)	—
Cost of technology investments	—	(15)
Net cash used in investing activities from continuing operations	(245)	(219)
Net cash used in investing activities from discontinued operations	—	(51)
Net cash used in investing activities	(245)	(270)
Cash flows from financing activities:
Net borrowings (repayments) under short-term debt agreements	35	(4)
Contingent consideration and deferred acquisition purchase price payments	—	(20)
Dividend payments of consolidated affiliates to minority shareholders	—	(10)
Repurchase of ordinary shares	(149)	(194)
Distribution of cash dividends	(59)	(78)
Taxes withheld and paid on employees' restricted share awards	(32)	(26)
Net cash used in financing activities	(205)	(332)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	44	21
Decrease in cash, cash equivalents and restricted cash	(251)	(291)
Cash, cash equivalents and restricted cash at beginning of period	1,597	839
Cash, cash equivalents and restricted cash at end of period	$1,346	$548
Cash, cash equivalents and restricted cash of discontinued operations	$—	$61
Cash, cash equivalents and restricted cash of continuing operations	$1,346	$487

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2018	2017	%
	(in millions)
Net Sales
Signal and Power Solutions	$2,617	$2,342	12%
Advanced Safety and User Experience	1,032	821	26%
Eliminations and Other (a)	(19)	(20)
Net Sales	$3,630	$3,143

Adjusted Operating Income
Signal and Power Solutions	$351	$309	14%
Advanced Safety and User Experience	76	43	77%
Eliminations and Other (a)	—	—
Adjusted Operating Income	$427	$352

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	265.69	269.20
Dilutive shares related to RSUs	0.75	0.34
Weighted average ordinary shares outstanding, including dilutive shares	266.44	269.54
Basic net income per share:
Continuing operations	$1.16	$0.82
Discontinued operations	—	0.42
Basic net income per share attributable to Aptiv	$1.16	$1.24
Diluted net income per share:
Continuing operations	$1.15	$0.82
Discontinued operations	—	0.42
Diluted net income per share attributable to Aptiv	$1.15	$1.24

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income Per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2018		2017
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Aptiv	$307		$335
Interest expense	34		33
Other (income) expense, net	(30)		23
Income tax expense	59		19
Equity income, net of tax	(5)		(11)
Income from discontinued operations, net of tax	—		(123)
Net income attributable to noncontrolling interest	9		17
Operating income	$374	10.3%	$293	9.3%
Restructuring	20		52
Other acquisition and portfolio project costs	19		6
Asset impairments	—		1
Deferred compensation related to nuTonomy acquisition	14		—
Adjusted operating income	$427	11.8%	$352	11.2%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$322	$52	$—	$374
Restructuring	18	2	—	20
Other acquisition and portfolio project costs	11	8	—	19
Deferred compensation related to nuTonomy acquisition	—	14	—	14
Adjusted operating income	$351	$76	$—	$427

Depreciation and amortization (a)	$119	$36	$—	$155

Three Months Ended March 31, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$291	$2	$—	$293
Restructuring	13	39	—	52
Other acquisition and portfolio project costs	5	1	—	6
Asset impairments	—	1	—	1
Adjusted operating income	$309	$43	$—	$352

Depreciation and amortization (a)	$102	$24	$—	$126

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2018	2017
	(in millions, except per share amounts)
Net income attributable to Aptiv	$307	$335
Income from discontinued operations attributable to Aptiv, net of tax	—	(115)
Income from continuing operations attributable to Aptiv	307	220
Adjusting items:
Restructuring	20	52
Other acquisition and portfolio project costs	19	6
Asset impairments	—	1
Deferred compensation related to nuTonomy acquisition	14	—
Reserve for Unsecured Creditors litigation	—	27
Transaction and related (benefits) costs associated with acquisitions	(11)	—
Tax impact of adjusting items (a)	(6)	(15)
Adjusted net income attributable to Aptiv	$343	$291

Weighted average number of diluted shares outstanding	266.44	269.54
Diluted net income per share from continuing operations attributable to Aptiv	$1.15	$0.82
Adjusted net income per share	$1.29	$1.08

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2018	2017
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$316	$229
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155	126
Restructuring expense, net of cash paid	(16)	18
Working capital	(185)	(151)
Pension contributions	(11)	(8)
Other, net	(73)	44
Net cash provided by operating activities from continuing operations	186	258

Cash flows from investing activities:
Capital expenditures	(243)	(164)
Cost of business acquisitions, net of cash acquired	—	(40)
Deposit for acquisition of KUM	(5)	—
Cost of technology investments	—	(15)
Other, net	3	—
Net cash used in investing activities from continuing operations	(245)	(219)

Adjusting items:
Adjustment for amount deposited for acquisition of KUM	5	—
Adjustment for the cost of business acquisitions, net of cash acquired	—	40
Cash flow before financing	$(54)	$79

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q2		Estimated Full Year
	2018 (1)		2018 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$273		$1,131
Interest expense	35		138
Other (income) expense, net	1		(37)
Income tax expense	64		268
Equity income, net of tax	(8)		(30)
Net income attributable to noncontrolling interest	8		40
Operating income	373	10.5%	1,510	10.7%
Restructuring	50		147
Other acquisition and portfolio project costs	22		76
Deferred compensation related to nuTonomy acquisition	15		57
Adjusted operating income	$460	13.0%	$1,790	12.7%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$273		$1,131
Restructuring	50		147
Other acquisition and portfolio project costs	22		76
Deferred compensation related to nuTonomy acquisition	15		57
Transaction and related (benefits) costs associated with acquisitions	—		(11)
Tax impact of adjusting items	(1)		8
Adjusted net income attributable to Aptiv	$359		$1,408

Weighted average number of diluted shares outstanding	265.41		265.88
Diluted net income per share attributable to Aptiv	$1.03		$4.25
Adjusted net income per share	$1.35		$5.30

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@aptiv.com

Media Contact:
Rachelle Valdez
248.561.6664
rachelle.r.valdez@aptiv.com